Exhibit 10.2

JOINDER AGREEMENT

This JOINDER AGREEMENT to Global Hyatt Corporation 2007 Stockholders’ Agreement (this “Joinder Agreement”) is made and entered into as of January 26, 2010, by and among Hyatt Hotels Corporation (f/k/a Global Hyatt Corporation), a Delaware corporation (the “Company”), and the undersigned (the “Joining Stockholder”), and relates to that certain Global Hyatt Corporation 2007 Stockholders’ Agreement, dated as of August 28, 2007 (as amended from time to time, the “Stockholders’ Agreement”), by and among the Company and the parties set forth on Schedule 1 to the Stockholders’ Agreement (each, individually, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement.

WHEREAS, the Joining Stockholder is acquiring as Transferee all of the shares of Class B Common Stock, par value $0.01 per share, of the Company held by Mori Building Capital Investment LLC and, in connection therewith, has agreed to become a party to the Stockholders’ Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to be Bound. The Joining Stockholder agrees that, upon the execution of this Joinder Agreement, the Joining Stockholder shall become a party to the Stockholders’ Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement and the Joining Stockholder shall be deemed a “Stockholder” thereunder for all purposes.

2. Address for Notices. For the purposes of Section 13 of the Stockholders Agreement, the Joining Stockholder requests that copies of all notices to the Joining Stockholder be sent to the following address:

Mori Building Co., Ltd.

Roppongi Hills Mori Tower P.O. Box 1

10-1 Roppongi 6-chome

Minato-ku, Tokyo 106-6155

JAPAN

Facsimile No.: 81-2-6404-9316

Attention: Structured Finance Department

3. Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Company, the Stockholders and the Joining Stockholder and their respective heirs, personal representatives, successors and assigns.

4. Severability. If any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5. Further Agreement. The parties hereto shall use commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Joinder Agreement and to consummate the transactions contemplated hereby.

6. Effect of Headings. The Section headings of this Joinder Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Joinder Agreement.

7. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

COMPANY:

HYATT HOTELS CORPORATION

By:	/s/ Susan T. Smith
Name:	Susan T. Smith
Title:	Senior Vice President, Secretary and General Counsel

JOINING STOCKHOLDER:

MORI BUILDING CO., LTD.

By:	/s/ Minoru Mori
Name:	Minoru Mori
Title:	President and CEO